Exhibit 99

FOR RELEASE – JANUARY 29, 2019

Corning Reports Excellent Fourth-Quarter and Full-Year 2018 Financial Results and Continued Progress on Strategy and Capital

Allocation Framework

Achieved 11% annual sales growth and advanced leadership position in all businesses;

Continued growth expected in 2019 and beyond

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for fourth-quarter and full-year 2018.

News Summary:

•	Strong fourth quarter, including year-over-year sales growth in all businesses, finished an excellent 2018
-	Full-year GAAP sales of $11.3 billion, and full-year GAAP EPS of $1.13; Q4 GAAP sales of $3.0 billion, and Q4 GAAP EPS of $0.32
-	2018 core sales of $11.4 billion, and core EPS of $1.78, both up 11%
-	Fourth-quarter core sales of $3.1 billion, up 15% year over year, and core EPS of $0.59, up 28% year over year
•	All businesses delivered full-year sales growth powered by adoption of innovations and strategic growth investments
-	Optical Communications full-year sales growth of 18% for second consecutive year puts business on pace to exceed goal of $5 billion in 2020 sales, with continued growth beyond
-	Specialty Materials full-year sales growth of 5% follows exceptional 2017 growth of 25%, driven by adoption of latest Corning innovations
-	Environmental Technologies full-year sales growth accelerated to 17%, driven by adoption of gasoline particulate filters (GPF)
-	Display Technologies sales grew 4% as the company ramped its new Gen 10.5 facility and reached important milestone of mid-single-digit percentage year-over-year price declines in the second half
-	Life Sciences full-year sales were up 8%, as the business continued to outpace market growth
•	Significant progress on Strategy and Capital Allocation Framework
-	Company achieved key milestones in all five market-access platforms, including customer and platform wins, as well as new product and market development advancements
-	Since the Framework began, returned $11.8 billion to shareholders on path to return more than $12.5 billion, and increased dividends per share 50%
•	Company expects continued growth in 2019 and beyond, driven by benefits from its investments as well as adoption of technologies well-aligned to key industry trends and Corning’s cohesive portfolio

“For the past three years, we have invested for growth through our Strategy and Capital Allocation Framework,” said Wendell P. Weeks, chairman, chief executive officer and president. “The significant benefits of these investments are evident in our financial performance. In 2018, we built new capacity, launched new products, grew sales by more than $1 billion, and extended our leadership position in all businesses. We exited the year with strong execution, expanded margins, and great momentum.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Excellent Fourth-Quarter and Full-Year 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

“We expect our momentum to continue with additional growth in 2019 as we successfully deliver our Strategy and Capital Allocation Framework objectives,” he added.

Strategy and Capital Allocation Framework Progress

The Framework outlines the company’s 2016-2019 leadership priorities. Under the Framework, Corning plans to deliver more than $12.5 billion to shareholders while investing $10 billion in growth opportunities. Since it was announced in October 2015, the company has achieved key milestones including the return of $11.8 billion to shareholders through dividends, which have increased 50%, and share repurchases, which have reduced outstanding shares by 36%.

“As we enter the final year under the Framework, the strategic and financial benefits of Corning’s cohesive portfolio are clear,” Weeks said. “We’re especially pleased with the significant achievements across our market-access platforms.”

Highlights of progress in Corning’s market-access platforms include:

•

Optical Communications: Secured contracts with industry leaders in the carrier and data center segments that will add significant sales in 2019 and beyond, and expanded market access through the acquisition of 3M’s Communication Markets Division;

•	Mobile Consumer Electronics: Extended the company’s leadership with the launch and adoption of Corning® Gorilla® Glass 6 as well as other cover glass and sensing technology innovations;
•

Automotive: Gained significant new sales and platform wins for gasoline particulate filters; increased pull for Gorilla Glass for Automotive solutions, particularly the industry’s first AutoGrade™ Glass Solutions for automotive interiors, reaching more than 55 platforms to date;

•	Life Sciences Vessels: Increased shipments of Corning Valor® Glass fourfold year over year, indicating progress toward certification across more pharmaceutical companies;
•	Display: Reached stable returns as the glass pricing environment continued to improve and Corning extended its global leadership by establishing the world’s first Gen 10.5 manufacturing facility.

Fourth-Quarter and Full-Year 2018 Results and Comparisons

(In millions, except per-share amounts)

	Q4 2018	Q3 2018	% change	Q4 2017	% change	Full- year 2018	Full- Year 2017	% change
GAAP Net Sales	$3,035	$3,008	1%	$2,637	15%	$11,290	$10,116	12%
GAAP Net Income (Loss)	$292	$625	(53%)	$(1,412)	NM	$1,066	$(497)	NM
GAAP Diluted EPS	$0.32	$0.67	(52%)	$(1.66)	NM	$1.13	$(0.66)	NM
Core Sales*	$3,081	$3,045	1%	$2,675	15%	$11,398	$10,258	11%
Core Earnings*	$539	$476	13%	$455	18%	$1,673	$1,634	2%
Core EPS*	$0.59	$0.51	16%	$0.46	28%	$1.78	$1.60	11%

NM - Not Meaningful

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Excellent Fourth-Quarter and Full-Year 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Segment Results and Outlook

“We had another outstanding quarter, and our full-year results exceeded our expectations,” said Tony Tripeny, executive vice president and chief financial officer. “In 2018, we did what we said we were going to do, which was to expand our manufacturing capacity in the first half and begin leveraging those growth investments in the second half. In 2019, we expect to build on this momentum and keep growing across all of our businesses.”

Display Technologies:

	Q4 2018	Q3 2018	% change	Q4 2017	% change	Full- year 2018	Full- year 2017	% change
Segment Net Sales	$899	$852	6%	$783	15%	$3,276	$3,137	4%
Segment Net Income Before Tax	$304	$275	11%	$260	17%	$1,056	$1,122	(6%)
Segment Net Income	$240	$218	10%	$206	17%	$835	$888	(6%)

Full-year sales in Display Technologies were $3.3 billion, and net income was $835 million. During 2018, Corning extended its global leadership by successfully ramping Gen 10.5 production, which allowed the company to grow volume faster than the overall market. Pricing improved as anticipated to a mid-single-digit percentage decline year over year in both the third and fourth quarters of 2018.

Fourth-quarter sales were $899 million, and net income was $240 million. In the fourth quarter, display glass market volume grew by a low-single-digit percentage sequentially and Corning’s volume grew more.

For full-year 2019, Corning expects display glass market volume to grow by a mid-single digit percentage. The company expects its volume to grow more than the market, resulting from the ramp of its Gen 10.5 facility during 2018. Annual Display glass price declines are expected to be a mid-single-digit percentage, an improvement over 2018.

In the first quarter, price declines are expected to remain moderate and be the most favorable first-quarter price change in over a decade. Volume is expected to be down by a mid-single digit percentage sequentially, consistent with the market, which typically declines in the first quarter.

Optical Communications:

	Q4 2018	Q3 2018	% change	Q4 2017	% change	Full- year 2018	Full- year 2017	% change
Segment Net Sales	$1,166	$1,117	4%	$928	26%	$4,192	$3,545	18%
Segment Net Income Before Tax	$217	$214	1%	$126	72%	$777	$596	30%
Segment Net Income	$165	$168	(2%)	$99	67%	$592	$469	26%

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Excellent Fourth-Quarter and Full-Year 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Optical Communications full-year sales were $4.2 billion, up 18% for the second consecutive year. The business is on track to surpass its goal of $5 billion in 2020 sales. Net income was up 26% year over year. Fourth-quarter sales exceeded $1 billion for the third consecutive quarter and were up 26% year over year. Net income for the quarter rose 67% over 2017.

The company expects another year of growth in Optical Communications in 2019.  Specifically, full-year sales are expected to be up by a low-teens percentage, with first-quarter sales up in the low-20 percent range year over year.

Environmental Technologies:

	Q4 2018	Q3 2018	% change	Q4 2017	% change	Full- year 2018	Full- year 2017	% change
Segment Net Sales	$319	$331	(4%)	$291	10%	$1,289	$1,106	17%
Segment Net Income Before Tax	$53	$76	(30%)	$54	(2%)	$263	$209	26%
Segment Net Income	$42	$60	(30%)	$43	(2%)	$208	$165	26%

Environmental Technologies 2018 sales were $1.3 billion, up 17% year over year, driven by growth in all product categories and emerging sales of GPFs. Net income grew faster than sales at 26% year over year. Fourth-quarter sales grew 10% year over year.

For 2019, Environmental sales are expected to increase by a mid-single-digit percentage in the first quarter and by a high-single-digit percentage for the full year.

Specialty Materials:

	Q4 2018	Q3 2018	% change	Q4 2017	% change	Full- year 2018	Full- year 2017	% change
Segment Net Sales	$399	$459	(13%)	$393	2%	$1,479	$1,403	5%
Segment Net Income Before Tax	$110	$147	(25%)	$111	(1%)	$396	$380	4%
Segment Net Income	$87	$116	(25%)	$88	(1%)	$313	$301	4%

Specialty Materials 2018 sales were in line with expectations, after an exceptionally strong year of 25% sales growth in 2017. Full-year sales rose 5% as OEMs continued to adopt glass backs and Corning’s portfolio of premium glass products. Fourth-quarter sales were $399 million, up 2% versus the fourth quarter of 2017.

The company expects year-over-year sales growth for Specialty Materials in 2019, with the rate and pace dependent on customer adoption of Corning’s innovations. First-quarter sales are expected to increase by a mid-to high-single-digit percentage year over year.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Excellent Fourth-Quarter and Full-Year 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Life Sciences:

	Q4 2018	Q3 2018	% change	Q4 2017	% change	Full- year 2018	Full- year 2017	% change
Segment Net Sales	$238	$231	3%	$225	6%	$946	$879	8%
Segment Net Income Before Tax	$37	$38	(3%)	$30	23%	$148	$120	23%
Segment Net Income	$29	$30	(3%)	$24	21%	$117	$95	23%

In Life Sciences, full-year 2018 sales were up 8%, with strong fourth-quarter sales, as the business continued to outpace market growth. For the full year and first quarter of 2019, sales are expected to grow by a low- to mid-single-digit percentage.

Upcoming Investor Events

On Feb. 12, Corning will attend the Goldman Sachs Technology and Internet Conference to be held in San Francisco. Corning plans to host its 2019 investor meeting on Friday, June 14 at The Conrad, 102 North End Avenue, New York.

Fourth-Quarter Conference Call Information

The company will host a fourth-quarter conference call on Tuesday, Jan. 29, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1074 or for international access call (612) 234-9960 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON.” To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events” and follow the instructions.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on Corning’s investor relations website at investor.corning.com, by clicking “Quarterly Results” under the “Financials” tab. These reconciliations also accompany this news release.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Excellent Fourth-Quarter and Full-Year 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

Caution Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effects of acquisitions, dispositions and other similar transactions by the Company, the effect of global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, New Taiwan dollar, euro, Chinese yuan, and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Excellent Fourth-Quarter and Full-Year 2018 Financial Results and Continued Progress on Strategy and Capital Allocation Framework

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a more than 165-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
dannme@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net sales	$3,035	$2,637	$11,290	$10,116
Cost of sales	1,833	1,605	6,829	6,096

Gross margin	1,202	1,032	4,461	4,020

Operating expenses:
Selling, general and administrative expenses	447	401	1,799	1,473
Research, development and engineering expenses	265	241	993	864
Amortization of purchased intangibles	26	22	94	75

Operating income	464	368	1,575	1,608

Equity in earnings of affiliated companies	288	213	390	361
Interest income	9	12	38	45
Interest expense	(51)	(43)	(191)	(155)
Translated earnings contract (loss) gain, net	(159)	72	(93)	(121)
Other expense, net	(205)	(56)	(216)	(81)

Income before income taxes	346	566	1,503	1,657
Provision for income taxes	(54)	(1,978)	(437)	(2,154)

Net income (loss) attributable to Corning Incorporated	$292	$(1,412)	$1,066	$(497)

Earnings (loss) per common share attributable to Corning Incorporated:
Basic	$0.34	$(1.66)	$1.19	$(0.66)
Diluted	$0.32	$(1.66)	$1.13	$(0.66)

Dividends declared per common share	$0.18	$0.155	$0.72	$0.62

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	December 31,
	2018	2017

Assets

Current assets:
Cash and cash equivalents	$2,355	$4,317
Trade accounts receivable, net of doubtful accounts and allowances	1,940	1,807
Inventories, net of inventory reserves	2,037	1,712
Other current assets	702	991
Total current assets	7,034	8,827

Investments	376	340
Property, plant and equipment, net of accumulated depreciation	14,895	14,017
Goodwill, net	1,936	1,694
Other intangible assets, net	1,292	869
Deferred income taxes	951	813
Other assets	1,021	934

Total Assets	$27,505	$27,494

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$4	$379
Accounts payable	1,456	1,439
Other accrued liabilities	1,851	1,391
Total current liabilities	3,311	3,209

Long-term debt	5,994	4,749
Postretirement benefits other than pensions	662	749
Other liabilities	3,652	3,017
Total liabilities	13,619	11,724

Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,713 million and 1,708 million	857	854
Additional paid-in capital – common stock	14,212	14,089
Retained earnings	16,303	15,930
Treasury stock, at cost; shares held: 925 million and 850 million	(18,870)	(16,633)
Accumulated other comprehensive loss	(1,010)	(842)
Total Corning Incorporated shareholders’ equity	13,792	15,698
Noncontrolling interests	94	72
Total equity	13,886	15,770

Total Liabilities and Equity	$27,505	$27,494

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$292	$(1,412)	$1,066	$(497)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	304	284	1,199	1,083
Amortization of purchased intangibles	26	22	94	75
Equity in earnings of affiliated companies	(288)	(213)	(390)	(361)
Dividends received from affiliated companies	135	100	241	201
Deferred tax (benefit) provision	(162)	1,858	(109)	1,796
Customer incentives and deposits, net	9	100	700	100
Translated earnings contract loss (gain)	159	(72)	93	121
Unrealized translation losses (gains) on transactions	3	(75)	55	(339)
Changes in certain working capital items:
Trade accounts receivable	43	(35)	(154)	(225)
Inventories	(111)	(4)	(346)	(170)
Other current assets	16	(63)	(20)	(172)
Accounts payable and other current liabilities	264	292	358	169
Other, net	249	106	132	223
Net cash provided by operating activities	939	888	2,919	2,004
Cash Flows from Investing Activities:
Capital expenditures	(613)	(557)	(2,242)	(1,804)
Acquisitions of businesses, net of cash received	(38)		(842)	(171)
Proceeds from settlement of initial contingent consideration asset			196
Proceeds from sale of a business		14		14
Sale (purchase) of assets from / to related party, net of cash received	19		(44)
Short-term investments – liquidations				29
Realized gains on translated earnings contracts	46	71	108	270
Other, net	(35)	(20)	(63)	(48)
Net cash used in investing activities	(621)	(492)	(2,887)	(1,710)
Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(254)	(252)	(629)	(252)
Proceeds from issuance of long-term debt	889	743	1,485	1,445
Proceeds from the settlement of interest rate swap agreements, net	6		6
Principal payments under capital lease obligations	(2)	(6)	(4)	(7)
(Payments) proceeds for asset financing and related incentives, net	(11)		(11)
Payments of employee withholding tax on stock award	(2)	(2)	(14)	(16)
Proceeds from the exercise of stock options	7	34	81	309
Repurchases of common stock for treasury	(347)	(388)	(2,227)	(2,452)
Dividends paid	(168)	(158)	(685)	(651)
Other, net	3		3
Net cash provided by (used in) financing activities	121	(29)	(1,995)	(1,624)
Effect of exchange rates on cash	11	85	1	356
Net increase (decrease) in cash and cash equivalents	450	452	(1,962)	(974)
Cash and cash equivalents at beginning of year	1,905	3,865	4,317	5,291
Cash and cash equivalents at end of year	$2,355	$4,317	$2,355	$4,317

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings (Loss) per Common Share

The following table sets forth the computation of basic and diluted earnings (loss) per common share (in millions, except per share amounts):

	Three Months Ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Corning Incorporated	$292	$(1,412)	$1,066	$(497)
Less: Series A convertible preferred stock dividend	24	24	98	98
Net income (loss) available to common stockholders – basic	268	(1,436)	968	(595)
Add: Series A convertible preferred stock dividend	24		98
Net income (loss) available to common stockholders - diluted	$292	$(1,436)	$1,066	$(595)

Weighted-average common shares outstanding - basic	795	863	816	895
Effect of dilutive securities:
Stock options and other dilutive securities	9		10
Series A convertible preferred stock	115		115
Weighted-average common shares outstanding - diluted	919	863	941	895
Basic earnings (loss) per common share	$0.34	$(1.66)	$1.19	$(0.66)
Diluted earnings (loss) per common share	$0.32	$(1.66)	$1.13	$(0.66)

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Year ended
	December 31,		December 31,
	2018	2017	2018	2017
Core earnings attributable to Corning Incorporated	$539	$455	$1,673	$1,634
Less: Series A convertible preferred stock dividend	24	24	98	98
Core earnings available to common stockholders - basic	515	431	1,575	1,536
Add: Series A convertible preferred stock dividend	24	24	98	98
Core earnings available to common stockholders - diluted	$539	$455	$1,673	$1,634

Weighted-average common shares outstanding - basic	795	863	816	895
Effect of dilutive securities:
Stock options and other dilutive securities	9	11	10	11
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	919	989	941	1,021
Core basic earnings per common share	$0.65	$0.50	$1.93	$1.72
Core diluted earnings per common share	$0.59	$0.46	$1.78	$1.60

© 2019 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to arrive at core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Additionally, Corning has adopted the use of constant currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and New Taiwan dollar currencies.  The Company believes that the use of constant currency reporting allows investors to understand our results without the volatility of currency fluctuations, and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlooks for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast the movement of the Japanese yen, South Korean won, Chinese yuan or New Taiwan dollar against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures” below.  See “Items which we exclude from GAAP measures to arrive at Core performance measures” for details on core performance measures.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2018

(Unaudited; amounts in millions, except per share amounts)

	Three months ended December 31, 2018
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$3,035	$288	$346	$292	15.6%	$0.32
Constant-currency adjustment (1)	46	1	46	13		0.01
Translation (gain) loss on Japanese yen-denominated
debt (2)			46	36		0.04
Translated earnings contract (gain) loss (3)			158	147		0.16
Acquisition-related costs (4)			37	29		0.03
Discrete tax items and other tax-related
adjustments (5)				(24)		(0.03)
Litigation, regulatory and other legal matters (6)			(19)	(15)		(0.02)
Restructuring, impairment and other charges (7)			72	56		0.06
Equity in earnings of affiliated company (8)		(137)	(137)	(107)		(0.12)
Pension mark-to-market adjustment (10)			144	112		0.12
Core performance measures	$3,081	$152	$693	$539	22.2%	$0.59

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2018

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2018
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$11,290	$390	$1,503	$1,066	29.1%	$1.13
Constant-currency adjustment (1)	108	2	156	127		0.13
Translation (gain) loss on Japanese yen-denominated			18	15		0.02
debt (2)
Translated earnings contract (gain) loss (3)			73	97		0.10
Acquisition-related costs (4)			132	103		0.11
Discrete tax items and other tax-related
adjustments (5)				79		0.08
Litigation, regulatory and other legal matters (6)			124	96		0.10
Restructuring, impairment and other charges (7)			130	96		0.10
Equity in earnings of affiliated company (8)		(151)	(151)	(119)		(0.13)
Pension mark-to-market adjustment (10)			145	113		0.12
Core performance measures	$11,398	$241	$2,130	$1,673	21.5%	$1.78

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2017

(Unaudited; amounts in millions, except per share amounts)

	Three months ended December 31, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$2,637	$213	$566	$(1,412)	349.5%	$(1.66)
Constant-currency adjustment (1)	38	2	48	44		0.05
Translated earnings contract (gain) loss (3)			(72)	(46)		(0.05)
Acquisition-related costs (4)			24	18		0.02
Discrete tax items and other tax-related
adjustments (5)				99		0.11
Restructuring, impairment and other charges (7)			22	27		0.03
Equity in earnings of affiliated company (8)		(80)	(80)	(51)		(0.06)
Adjustments related to acquisitions (9)			15	16	—	0.02
Pension mark-to-market adjustment (10)			7	5		0.01
Adjustments to remove the impacts of the Tax Cuts
and Job Act (11)				1,755		2.03
Core performance measures	$2,675	$135	$530	$455	14.2%	$0.46

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2017

(Unaudited; amounts in millions, except per share amounts)

	Year ended December 31, 2017
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share

As reported	$10,116	$361	$1,657	$(497)	130.0%	$(0.66)
Constant-currency adjustment (1)	142	2	168	138		0.15
Translation (gain) loss on Japanese yen-denominated
debt (2)			(14)	(9)		(0.01)
Translated earnings contract (gain) loss (3)			125	78		0.09
Acquisition-related costs (4)			84	59		0.07
Discrete tax items and other tax-related
adjustments (5)				127		0.14
Litigation, regulatory and other legal matters (6)			(12)	(9)		(0.01)
Restructuring, impairment and other charges (7)			72	62		0.07
Equity in earnings of affiliated company (8)		(152)	(152)	(97)		(0.11)
Adjustments related to acquisitions (9)			10	13		0.01
Pension mark-to-market adjustment (10)			22	14		0.02
Adjustments to remove the impacts of the Tax Cuts
and Job Act (11)				1,755		1.96
Core performance measures	$10,258	$211	$1,960	$1,634	16.6%	$1.60

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months and Year Ended December 31, 2018 and 2017

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	December 31, 2018				December 31, 2017
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$1,202	40%	$447	$265	$1,032	39%	$401	$241
Constant-currency adjustment (1)	45				47
Translated earnings contract (gain) loss (3)	(3)
Acquisition-related costs (4)	4		(7)	(1)			(3)
Litigation, regulatory and other legal matters (6)			19
Restructuring, impairment and other charges (7)	49		(11)	(6)			(9)
Adjustments related to acquisitions (9)							7

Core performance measures	$1,297	42%	$448	$258	$1,079	40%	$396	$241

	Year ended				Year ended
	December 31, 2018				December 31, 2017
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$4,461	40%	$1,799	$993	$4,020	40%	$1,473	$864
Constant-currency adjustment (1)	149		(1)		168
Translated earnings contract (gain) loss (3)	(6)
Acquisition-related costs (4)	9		(28)	(3)	7		(3)
Litigation, regulatory and other legal matters (6)			(125)				12
Restructuring, impairment and other charges (7)	97		(20)	(6)	32		(17)
Adjustments related to acquisitions (9)							13

Core performance measures	$4,710	41%	$1,625	$984	$4,227	41%	$1,478	$864

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months and Year Ended December 31, 2018 and 2017

(Unaudited; amounts in millions)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017

Cash flows from operating activities	$939	$888	$2,919	$2,004
Realized gains on translated earnings contracts	46	71	108	270
Translation (losses) gains on cash balances	(4)	75	(55)	342
Receipt of contintgent consideration			196
Other		1		4

Adjusted cash flows from operating activities	$981	$1,035	$3,168	$2,620

© 2019 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to arrive at Core performance measures are as follows:

(1)

Constant-currency adjustments:  Because a significant portion of Display Technologies segment revenues are denominated in Japanese yen, and a significant portion of Display Technologies segment manufacturing costs are denominated in Japanese Yen, Korean Won, New Taiwan Dollar and Chinese yuan, management believes it is important to understand the impact on core earnings of translating these currencies into U.S. Dollars.  Presenting results on a constant-currency basis mitigates their translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.

Constant-yen:  As of January 1, 2018, we use an internally derived management rate of ¥107, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  As of January 1, 2018, we use an internally derived management rate of ₩1,175, which is consistent with historical prior period averages of the won, and have recast all periods presented based on this rate.

Constant-yuan:  In January 2018, we began presenting results of the Display Technologies and Specialty Materials segments on a constant-yuan basis to mitigate the translation impact of this currency on these segments.  We use an internally derived management rate of yuan 6.7, which is closely aligned to our current yuan portfolio of foreign currency hedges and consistent with historical prior period averages.

Constant-Taiwan dollar:  In January 2018, we began presenting results of the Display Technologies and Specialty Materials segments on a constant-Taiwan dollar basis to mitigate the translation impact of this currency on these segments.  We use an internally derived management rate of Taiwan dollar 31, which is closely aligned to our current Taiwan dollar portfolio of foreign currency hedges, and approximates the 10-year historical average of the currency.

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the (gain) loss on the translation of our Yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract (gain) loss:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, South Korean won, Chinese yuan and Taiwan dollar-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our euro and British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  For 2018, this amount primarily relates to the preliminary IRS audit settlement.  For 2017, this amount represents the removal of discrete adjustments (e.g. changes in tax law and changes in judgment about the realizability of certain deferred tax assets) as well as other non-operational tax-related adjustments.

(6)	Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes and other legal matters.
(7)

Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, as well as other expenses which are not related to continuing operations and are not classified as restructuring expense.

(8)

Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(9)

Adjustments related to acquisitions:  Includes fair value adjustments to the Corning Precision Materials indemnity asset related to contingent consideration, post-combination expenses and other acquisition and disposal adjustments.

(10)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(11)

Adjustments to remove the impact of the Tax Cuts and Job Act:  Includes a provisional amount related to the one-time mandatory tax on unrepatriated foreign earnings, a provisional amount related to the remeasurement of U.S. deferred tax assets and liabilities, changes in valuation allowances as a result of the 2017 Tax Act, and adjustments for the elimination of foreign tax credits.

© 2019 Corning Incorporated. All Rights Reserved.